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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14(a)-12
SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously by written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPERGEN, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 3, 2003

To our Stockholders:

        Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, December 3, 2003 at 2:00 p.m., local time, at the Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588. The Special Meeting has been called in order to present a proposal regarding the approval of the issuance of Common Stock at the Company's election in connection with the payment of principal and interest amounts due under the Company's Senior Convertible Notes.

        This proposal is more fully described in the Proxy Statement accompanying this Notice. Submission of the proposal to our stockholders is required under the terms of a Securities Purchase Agreement with the holders of our Senior Convertible Notes and the Nasdaq Stock Market rules.

        Only holders of record of the Company's Common Stock at the close of business on October 15, 2003, the record date, are entitled to notice of and to vote at the Special Meeting.

        All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy card.

                      /s/ JOSEPH RUBINFELD, Ph.D.
                      President, Chief Executive Officer and Director

Dublin, California
October 22, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

SUPERGEN, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

        These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of SuperGen, Inc. ("We," "SuperGen," or the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, December 3, 2003 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588. The telephone number at that location is (925) 460-8800.

        The proxy solicitation materials, which include the Proxy Statement and Proxy Card, were first mailed to all stockholders entitled to vote at the Special Meeting on or about October 22, 2003.

Record Date

        Stockholders of record at the close of business on October 15, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 35,467,236 shares of the Company's Common Stock were issued and outstanding. No shares of preferred stock were outstanding.

Revocability of Proxies

        Any proxy given under this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Voting Procedures

        Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. Stockholders do not have the right to cumulate votes. Votes cast in person or by proxy will be tabulated by Mellon Investor Services LLC, the Company's transfer agent.

        Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted "FOR" the issuance of Common Stock at the Company's election in connection with the payment of principal and interest amounts due under the Company's Senior Convertible Notes.

Quorum; Abstentions; Broker Non-Votes

        A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Costs of Solicitation of Proxies

        We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter, e-mail or facsimile.

Deadline for Receipt of Stockholder Proposals for the Next Annual Meeting

        Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2004 Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than 120 days prior to the first anniversary of the date on which notice of our 2003 Annual Meeting was mailed to stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2004 Proxy Statement.

        Alternatively, under our Bylaws, a nomination or a proposal for the 2004 Annual Meeting that the stockholder does not seek to include in our 2004 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not less than 60 days prior to the first anniversary of the date on which notice of our 2003 Annual Meeting was mailed to stockholders. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The Securities and Exchange Commission ("SEC") rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2004 Annual Meeting is March 7, 2004 (45 calendar days prior to the first anniversary of the date on which notice of our 2003 Annual Meeting was mailed to stockholders). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's annual meeting.

PROPOSAL

APPROVAL OF THE ISSUANCE OF COMMON STOCK AT THE COMPANY'S ELECTION IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND INTEREST AMOUNTS DUE UNDER THE COMPANY'S SENIOR CONVERTIBLE NOTES

Introduction

        On June 24, 2003, we closed a private placement transaction in which we issued Senior Convertible Notes in the aggregate principal amount of $21.25 million (the "Notes"). The Notes are payable in four equal quarterly installments beginning on March 31, 2004, and accrue interest at a rate of 4% per year. Previously, on February 26, 2003, we issued Senior Exchangeable Convertible Notes in the principal amount of $21.25 million, and related warrants to purchase our Common Stock, to several institutional investors in a private placement transaction. The Notes were issued to these same investors.

        Pursuant to the terms of the Notes, at any time prior to maturity the note holders may elect to convert the Notes into shares of our Common Stock at a fixed price of $6.36. In addition, at our election and subject to receipt of stockholder approval, we have the right to elect to issue Common Stock of the Company as payment for principal and interest then due and owing on the Notes (the "Payment Shares"). In the event that this Proposal is not approved by the stockholders, we would not have the flexibility to issue stock in cancellation of the amounts due and owing under the Notes, and instead would have to pay all outstanding principal and interest on the Notes from our cash reserves.

Why We Need Stockholder Approval

        Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities at a price less than the greater of the book or market value of a company's stock, where the amount of securities being issued represents 20% or more of an issuer's outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

        We are subject to the Nasdaq Stock Market rules because our Common Stock is listed on the Nasdaq National Market. We are seeking stockholder approval for the following reasons:

  •
  Pursuant to the terms of the Notes, subject to receipt of stockholder approval, we have a right to elect to pay principal of and interest on the Notes in Payment Shares at a price equal to: (i) with respect to the principal payment, as of any date of determination (as described in the Notes), 90% of the arithmetic average of the weighted average price of our Common Stock on any fifteen trading days designated by the note holders during the twenty trading days immediately preceding such date of determination and (ii) with respect to the interest payment, 95% of the arithmetic average of the weighted average price of our Common Stock on each of the five consecutive trading days ending on the second trading date immediately preceding the interest due date. Therefore, if we elect to pay principal and interest amounts due under the Notes in our Common Stock, the price at which such Common Stock is issued may be below the market price of our Common Stock at the closing of the transaction.

  •
  If we elect to issue any Payment Shares as described above, then, as described in more detail below, the number of shares of Common Stock issuable upon conversion of the Notes and payments of interest thereon could result in the issuance of Common Stock, at a price less than the market value, in excess of 20% of our outstanding shares or in excess of 20% of the voting power.

        In general, the shares to be issued upon conversion of the Notes will be issued at a price above the fair market value of our Common Stock on the date of the closing of the transaction. The only shares that will potentially be issued at a price below such fair market value would be the Payment Shares. Accordingly, in order to meet applicable requirements under the Nasdaq Stock Market marketplace rules, your vote is being solicited in order to approve our issuance of the Payment Shares if we elect to pay principal and interest amounts due on the Notes in our Common Stock. Please note that the number of shares of Common Stock issuable upon our payment of the principal and interest amounts due on the Notes is tied to the market price of our Common Stock at that time and, thus, is not currently determinable.

        The following is a summary of the material aspects of the transaction. This summary and the description of the transaction above are qualified in their entirety by the actual transaction documents.

Terms of the Transaction

        Pursuant to the terms of the Securities Purchase Agreement, on June 24, 2003 we issued to the investors, at face value, $21.25 million of our 4% Senior Convertible Notes.

        The Notes are our senior debt and bear interest at 4% per year. The principal amount of the Notes is repayable in four equal quarterly installments beginning on March 31, 2004, and at the end of each quarter thereafter. Pursuant to the terms of the Notes, at the option of each Investor and subject to certain conditions, the Notes are convertible any time prior to maturity into shares of our Common Stock at a fixed price of $6.36. In addition, we have the right to elect, subject to certain conditions, to pay the principal amount due under the Notes through the issuance of shares of our Common Stock at a price equal to, as of any date of determination, 90% of the arithmetic average of the weighted average price of our Common Stock on any fifteen trading days designated by the holders of the Notes during the twenty trading days immediately preceding such date.

        Interest on the Notes began accruing on June 24, 2003 and is payable every three months thereafter, with the final payment due on December 31, 2004. Interest on the Notes is payable in cash or, at our option, in shares of our Common Stock at a price equal to 95% of the arithmetic average of the weighted average price of our Common Stock on each of the five consecutive trading days ending on the second trading date immediately preceding payment.

        Subject to certain conditions, at any time after the first anniversary of the effectiveness of the registration statement (as described below), all of the outstanding Notes may be redeemed by us in cash, at a price equal to 120% of the principal of the Notes outstanding, plus all accrued and unpaid interest. Upon the consolidation, merger or any other business combination of the Company with and into another individual or entity as specified in the Notes ("Change of Control"), the holders of the Notes will have certain rights requiring us to redeem the Notes, and we have the right to redeem the Notes, in each case subject to certain conditions, and provided that, in the event of redemption by us, we are required to issue to the holders of the Notes certain warrants exercisable for the securities of the acquiring entity.

        In connection with the transaction, we entered into a Registration Rights Agreement with the investors pursuant to which we agreed to file with the SEC a registration statement to register for resale a number of shares of our Common Stock sufficient to cover the number of shares issuable in connection with the transaction. On August 5, 2003, we filed with the SEC a registration statement on Form S-3 covering the resale of 5,004,000 shares. We also agreed to bear the expenses of all such registrations, except underwriting discounts and commissions. We have agreed to keep the registration statement effective for specified periods. If we fail to fulfill these and other obligations, we will pay certain penalties until we fulfill these obligations. We have also authorized and reserved a sufficient number of shares of our Common Stock for issuance in connection with the transaction.

        The terms of the transaction and the Notes are complex and only briefly summarized above. For further information on the transaction and the rights of the Note holders, please refer to the description contained in our current report on Form 8-K, filed on June 25, 2003 and the transaction documents filed thereunder. The terms of the Common Stock are set forth in our Amended and

Restated Certificate of Incorporation filed with our quarterly report on Form 10-Q filed with the SEC on August 11, 2000.

Effect of the Potential Issuance on Current Stockholders

        The total number of shares currently issuable in the transaction (including shares issuable upon conversion of the Notes calculated based on the $6.36 conversion price, but giving no effect to the Payment Shares) is 5,004,000 shares, representing 14% of the 35,319,049 shares of our Common Stock outstanding immediately prior to the transaction. As discussed earlier, if we elect to pay interest and principal due under the Notes in shares of our Common Stock, the number of shares of Common Stock to be issued will depend on the market price of our Common Stock at the time of issuance of our Common Stock. As a result, the issuance of the Payment Shares could potentially result in significantly greater dilution, if and to the extent the market price of our Common Stock at the time of issuance is less than the $6.36 conversion price of the Note.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our Common Stock voting in person or by proxy on this proposal at the Special Meeting is required to approve the issuance of shares of our Common Stock at our election for payment of the principal and interest amounts due on the Notes. As discussed above, the number of shares of our Common Stock issuable upon our payment of the principal and interest due on the Notes is not determinable, as the price will be tied to the market price of our Common Stock at the time of such payment. If this proposal does not receive stockholder approval, we will not have the flexibility to pay any amounts of the principal and interest due under the Notes in our Common Stock. In such case, we will be required to pay all of the principal and interest due on the Notes from our cash reserves.

        None of our directors or officers is an interested party in the Transaction. A certain Note holder who is an interested party in the Transaction controls the votes of approximately 3% of our Common Stock. This Note holder will be entitled to vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF COMMON STOCK AT THE COMPANY'S ELECTION IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND INTEREST AMOUNTS DUE UNDER THE COMPANY'S SENIOR CONVERTIBLE NOTES.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth the beneficial ownership of Common Stock of the Company as of September 30, 2003 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) certain executive officers; and (iv) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned(%)
Joseph Rubinfeld(2) c/o SuperGen, Inc. 4140 Dublin Blvd., Suite 200 Dublin, CA 94568	2,639,530	7.2%
Charles J. Casamento(3)	78,125	*
Thomas V. Girardi(4)	423,750	1.2
Walter J. Lack(5)	350,000	1.0
James S.J. Manuso(6)	187,470	*
Michael D. Young(7)	80,000	*
Edward L. Jacobs(8)	91,926	*
Audrey F. Jakubowski(9)	63,325	*
Karl L. Mettinger(10)	88,581	*
Craig Rosenfeld(11)	22,500	*
All directors and executive officers as a group (10 persons)(12)	4,025,207	10.7

*
Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at November 29, 2003 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At September 30, 2003, there were 35,284,319 shares of our Common Stock outstanding.

(2)
Includes 1,371,203 shares held jointly by Joseph Rubinfeld and Loretta Kifer, husband and wife, 49,000 shares held by Joseph Rubinfeld and Loretta Kifer as custodians under the California Uniform Transfers to Minors Act, 1,158,750 shares issuable upon exercise of options to purchase shares of Common Stock exercisable by Joseph Rubinfeld at November 29, 2003, and options to purchase 60,577 shares of Common Stock exercisable by Loretta Kifer at November 29, 2003.

(3)
Represents 78,125 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable on November 29, 2003.

(4)
Includes 190,250 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(5)
Includes 190,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(6)
Includes 60 shares held individually by Susan Manuso, James Manuso's spouse, 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act, and 186,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable by James Manuso at November 29, 2003.

(7)
Represents 80,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(8)
Includes 85,967 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(9)
Represents 63,325 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(10)
Represents 88,581 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(11)
Includes 12,500 shares issuable upon exercise of stock options to purchase shares of Common Stock exercisable at November 29, 2003.

(12)
See footnotes (2) through (11). Includes 2,194,075 shares issuable upon the exercise of stock options to purchase shares of Common Stock held by directors and executive officers that are exercisable at November 29, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC public reference rooms at 450 Fifth Street, N.W., Washington D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on public reference rooms. Our filings with the SEC are also available to the public from commercial document-retrieval services and the website maintained by the SEC at www.sec.gov. In addition, you can view certain of these documents at our website at www.supergen.com. Copies of this Proxy Statement and other documents referred to herein may be obtained for free from the Company. Requests for documents should be directed to: Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, telephone (925) 560-0100.

        You should rely on the information contained in this Proxy Statement to vote on the proposal. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

         It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                      THE BOARD OF DIRECTORS

Dublin, California
October 22, 2003

Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the special meeting.

SUPERGEN, INC.
2003 Special Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 22, 2003, and hereby appoints Joseph Rubinfeld and Edward L. Jacobs, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of SuperGen, Inc. to be held on December 3, 2003, at 2:00 p.m. local time, at the Four Points Hotel by Sheraton, 5115 Hopyard Road, Pleasanton, California 94588, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side and, in his discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ISSUANCE OF COMMON STOCK AT THE COMPANY'S ELECTION IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND INTEREST AMOUNTS DUE UNDER THE COMPANY'S SENIOR CONVERTIBLE NOTES, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOLD AND DETACH HERE

Please mark your votes as indicated in this example.    /X/

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE OF THE ISSUANCE OF COMMON STOCK AT THE COMPANY'S ELECTION IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND INTEREST AMOUNTS DUE UNDER THE COMPANY'S SENIOR CONVERTIBLE NOTES.	/ /	/ /	/ /

  In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)                                                                                                      Dated                                  ,    2003

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2003
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
PROCEDURAL MATTERS
PROPOSAL APPROVAL OF THE ISSUANCE OF COMMON STOCK AT THE COMPANY'S ELECTION IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND INTEREST AMOUNTS DUE UNDER THE COMPANY'S SENIOR CONVERTIBLE NOTES
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION